[LETTERHEAD OF ARTHUR ANDERSEN]


Mr. Jeffrey Rassas
Chairman and President
Ebiz Enterprises, Inc.
15695 North 83rd Way
Scottsdale, Arizona 85260


January 17, 2001


Dear Mr. Rassas:

     This is to confirm that the client-auditor relationship between Ebiz Enterprises, Inc. (Commission File Number 0-27721) and Arthur Andersen LLP has ceased.

Very truly yours,

/s/ Arthur Andersen LLP


Copy to: SEC Office of the Chief Accountant -
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 11-3
         450 Fifth Street, N.W.
         Washington, D.C. 20549